UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2006

Bio-Imaging Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

(267) 757-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2006, the board of directors of Bio-Imaging Technologies, Inc., a Delaware corporation (the “Company”), approved an amended form of an executive retention agreement to be entered into with certain executive officers of the Company. As previously disclosed, this agreement was previously approved on November 10, 2004 and generally provides for payments of salary and a prorated bonus in the event that the executive is terminated in connection with a change of control transaction (as defined in such agreement). Such agreement will be filed as an exhibit to the Company’s Form 10-Q for the period ended March 31, 2006.

On March 1, 2006, the board of directors of the Company approved the form of an amended and restated employment agreement to be entered into with Mark Weinstein, President and Chief Executive Officer of the Company. This agreement is for a three year term, beginning as of March 1, 2006 and ending on February 28, 2009. The terms and conditions of the employment agreement are: (i) an annual base salary of $305,000 in addition to certain benefits and perquisites; (ii) bonuses in amounts that are to be determined by the Board of Directors in accordance with the Company’s management incentive policy; (iii) incentive compensation awards from the Company’s incentive compensation plans on a basis commensurate with his position and responsibility; (iv) a car allowance not to exceed $750.00 per month; (v) an election during any year of employment to defer up to 100% of amounts received pursuant to the Company’s management incentive policy into a non-qualified deferral plan; (vi) continuation of annual salary payments for a period of 120 days after the termination date in the event that Mr. Weinstein is terminated from employment with the Company for reasons other than cause, death or disability; and (vii) payment of a $65,000 bonus upon execution of the agreement. Such agreement will be filed as an exhibit to the Company’s Form 10-Q for the period ended March 31, 2006.

Furthermore, on March 1, 2006, the compensation committee and the board of directors of the Company approved a bonus of $100,000 for Mr. Weinstein for fiscal 2005 and the grant of 25,000 shares of the Company’s common stock to Mr. Weinstein. In addition, the compensation committee approved the issuance of an option to purchase 15,000 shares of the Company’s common stock to each of Colin G. Miller, Ph.D, the Company’s Senior Vice President of Business Development, Ted I. Kaminer, the Company’s Chief Financial Officer, and David A. Pitler, the Company’s Senior Vice President of Operations.

Item 8.01. Other Events.

On March 1, 2006, the board of directors of the Company approved an increase in compensation for the board of directors based upon recommendations of the compensation committee. The annual retainer for each director has been increased to $25,000. The chairman of the board will receive an additional $25,000 per year. The chairman of the audit committee will receive an additional $15,000 per year, and members of the audit committee will receive an additional $9,000 per year. The chairman of the compensation committee will receive an additional $9,000 per year, and members of the compensation committee will receive an additional $6,000 per year. The chairman of the nominating and corporate governance committee will receive an additional $4,500 per year, and members of the nominating and corporate governance committee will receive an additional $3,500 per year. In addition, the board of directors approved the issuance of 15,000 stock options for new directors and the annual issuance of 10,000 stock options to current directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.

Dated: March 7, 2006	By:	/s/ Mark L. Weinstein
	Name:	Mark L. Weinstein
	Title:	President and Chief Executive Officer